Exhibit 32
CERTIFICATION ACCOMPANYING FORM 10-K REPORT
OF
VALIDUS HOLDINGS, LTD. PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
(Chapter 63, Title 18 U.S.C. SS.SS. 1350(a) and (b))
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. ss.ss. 1350(a) and (b)), each of the undersigned hereby certifies that the Annual Report on Form 10-K for the year ended December 31, 2010 of Validus Holdings, Ltd. (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 18, 2011

/s/ Edward J. Noonan
Edward J. Noonan
Chief Executive Officer Validus Holdings, Ltd.

Dated: February 18, 2011

/s/ Joseph E. (Jeff) Consolino
Joseph E. (Jeff) Consolino
President and Chief Financial Officer Validus Holdings, Ltd.

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Validus Holdings, Ltd. and will be retained by Validus Holdings, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.

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